UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: May 25, 2006 (date of earliest event reported)

     Atlantic Bancshares, Inc.
(Exact name of registrant as specified in its charter)

    South Carolina
(State or other jurisdiction of incorporation)

333-127242	20-3047433
(Commission File Number)	(IRS Employer Identification No.)

1 Sherington Drive, Suite J, Bluffton, South Carolina (Address of principal executive offices)	29910 (Zip Code)

    (843) 815-7111
(Registrant's telephone number, including area code)

    n/a
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   APPOINTMENT OF A PRINCIPAL OFFICER

On May 25, 2006, Ms. Michelle Monts, the Assistant Controller of Atlantic Bancshares, Inc. (the “Company”), and its subsidiary bank, Atlantic Community Bank (the “Bank”), was promoted to Chief Financial Officer of the Company and the Bank. Ms. Monts will also serve as principal accounting officer of the Company and the Bank. Ms. Monts has substantial experience in many levels of accounting and finance across the hotel/restaurant, retail, non-profit and banking sectors. Prior to joining the Company as the Assistant Controller in January 2006, she served as the Vice President and Treasurer of Atlantic Savings Bank, FSB, on Hilton Head Island, South Carolina from 1991 to 1998. From 1998 to 2005, Ms. Monts remained active in the Bluffton and Hilton Head Island communities as a volunteer for numerous organizations while raising three young children.

The Company and Ms. Monts are currently in discussions regarding the terms of a definitive employment agreement. Upon execution of the agreement, the Company intends to file a Form 8-K to summarize the material terms.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC BANCSHARES, INC.
Date: May 25, 2006	By: /s/ Robert P. Trask
Robert P. Trask
President and Chief Executive Officer